UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

SOUTH TEXAS OIL COMPANY
(Exact name of Registrant as specified in charter)

Nevada	001-33777	74-2949620
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

300 E Sonterra Blvd. Suite 1220, San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 545-5994 (Telephone)	(210) 545-3317 (Fax)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

Current Amendment of Material Definitive Agreement

On June 30, 2008, South Texas Oil Company and its subsidiaries (collectively referred to as the “Company”), The Longview Fund, L.P., a California limited partnership (“Longview”), and Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (together with Longview, the “Buyers”), entered into a June 2008 Amendment to Senior Notes and Purchase Agreement (the “June 2008 Amendment”), which amended that certain Securities Purchase Agreement, dated April 1, 2008, under which, as amended  prior to the June 2008 Amendment, the Company had the option to sell additional senior secured notes up to a maximum aggregate amount of $32 million, of which, prior to the issuance discussed below, the Company had issued senior secured notes to the Buyers in the aggregate original principal amount of approximately $31.4 million. The June 2008 Amendment (i) increased the aggregate maximum amount of senior secured notes from $32 million to $32.5 million, and (ii) amended the senior secured notes to provide that the interest amounts due and payable under the senior secured notes will be capitalized and added to the principal amount of the senior secured notes for all interest amounts payable prior to the earlier of (a) December 31, 2008 and (b) the “Company Financing Date”. The “Company Financing Date” means the date on which the Company has received an aggregate of at least $15 million in gross proceeds in one or more transactions occurring after June 30, 2008 from (i) any sales of debt and or equity securities of the Company, (ii) any other debt or equity financings, (iii) any farm-out financing transaction that does not include operating obligations of the financing party as a material term of the transaction, and (iv) any sales of the Company’s oil and gas assets.

On July 1, 2008, subsequent to entering into the June 2008 Amendment, the Company issued to Longview an additional senior secured note in the original principal amount of $1,000,000 pursuant to the Securities Purchase Agreement, bringing the aggregate amount of senior secured notes outstanding to approximately $32.4 million of the $32.5 million available.

The June 2008 Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference. The description above is qualified in its entirety by reference to Exhibit 99.1.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 Creation of a Direct financial Obligation or an Obligation under an Off Balance-Sheet Arrangement of a Registrant

As disclosed in Item 1.01 herein, on June 30, 2008, the Company, Longview and Marquis entered into a June 2008 Amendment, which amended that certain Securities Purchase Agreement dated April 1, 2008 to increase the maximum amount of senior notes issuable thereunder to $32.5 million and amended the senior secured notes to provide that, as of June 30, 2008, the interest amounts due and payable under the senior secured notes will be capitalized and added to the principal amount of the senior secured notes for all interest amounts payable prior to the earlier of (a) December 31, 2008 and (b) the Company Financing Date. Interest on the principal amount of the senior secured notes accrues at the annual rate of 12.50%.

The June 2008 Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference. The description above is qualified in its entirety by reference to Exhibit 99.1.

Also as disclosed in Item 1.01 herein, as of July 30, 2008, the Company issued an additional $1,000,000 senior secured note to Longview.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No. Description

99.1	June 2008 Amendment to Senior Notes and Purchase Agreement, dated as of June 30, 2008, among the Company, the Subsidiaries, The Longview Fund, L.P., and Longview Marquis Master Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008

South Texas Oil Company

By: /s/ Michael J. Pawelek
Michael J. Pawelek
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	June 2008 Amendment to Senior Notes and Purchase Agreement, dated as of June 30, 2008, among the Company, the Subsidiaries, The Longview Fund, L.P., and Longview Marquis Master Fund, L.P.